Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Martek Biosciences Corporation:

(1)	Registration Statement (Form S-3 No. 33-93580) of Martek Biosciences Corporation,
(2)	Registration Statement (Form S-3 No. 333-53803) of Martek Biosciences Corporation,
(3)	Registration Statement (Form S-3 No. 333-81739) of Martek Biosciences Corporation,
(4)	Registration Statement (Form S-3 No. 333-34460) of Martek Biosciences Corporation,
(5)	Registration Statement (Form S-3 No. 333-57176) of Martek Biosciences Corporation,
(6)	Registration Statement (Form S-3 No. 333-76750) of Martek Biosciences Corporation,
(7)	Registration Statement (Form S-3 No. 333-87934) of Martek Biosciences Corporation,
(8)	Registration Statement (Form S-3 No. 333-106953) of Martek Biosciences Corporation,
(9)	Registration Statement (Form S-3 No. 333-108825) of Martek Biosciences Corporation,
(10)	Registration Statement (Form S-3ASR No. 333-147963) of Martek Biosciences Corporation,
(11)

Registration Statement (Form S-8 No. 33-79222) pertaining to the Martek Biosciences Corporation Stock Option Plan, Martek Biosciences Corporation Directors’ Stock Option Plan and Martek Biosciences Corporation 401(k) Retirement Savings Plan,

(12)	Registration Statement (Form S-8 No. 333-46949) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan,
(13)	Registration Statement (Form S-8 No. 333-27671) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan,
(14)	Registration Statement (Form S-8 No. 333-84317) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,
(15)	Registration Statement (Form S-8 No. 333-52298) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,
(16)	Registration Statement (Form S-8 No. 333-74092) pertaining to the Martek Biosciences Corporation 2001 Stock Option Plan,
(17)	Registration Statement (Form S-8 No. 333-85856) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan,
(18)	Registration Statement (Form S-8 No. 333-87016) pertaining to the OmegaTech, Inc. 1996 Stock Option Plan and a Non Statutory Stock Option Agreement between OmegaTech, Inc. and Mark Braman,
(19)	Registration Statement (Form S-8 No. 333-105555) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan, as amended,
(20)	Registration Statement (Form S-8 No. 333-117671) pertaining to the Martek Biosciences Corporation 2004 Stock Incentive Plan and the Martek Biosciences Corporation 2003 New Employee Stock Option Plan,
(21)	Registration Statement (Form S-8 No. 333-125802) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan, and
(22)	Registration Statement (Form S-8 No. 333-137633) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan

of our report dated April 3, 2009, relating to the consolidated financial statements of Charter Amerifit LLC as of and for the year ended December 31, 2008, appearing in this Current Report on Form 8-K/A of Martek Biosciences Corporation dated April 23, 2010.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April  23, 2010